EXHIBIT 21

SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:

Name	State/Country of Incorporation
Hanger Prosthetics & Orthotics, Inc.	Delaware
Southern Prosthetic Supply, Inc.	Georgia
DOBI-Symplex, Inc.	Delaware
OPNET, Inc.	Nevada
Hanger Europe, N.V.(1)	Belgium
Hanger Services Corporation	Nevada
Innovative Neurotronics, Inc. (2)	Nevada
The following are wholly-owned subsidiaries of
Hanger Prosthetics & Orthotics, Inc.
Eugene Teufel & Son Orthotics & Prosthetics, Inc.	Pennsylvania
HPO, Inc.	Delaware
ABI Orthotic/Prosthetic Laboratories, Ltd. (3)	Ohio
Advanced Prosthetics Services, Inc.	Texas
Greater Chesapeake Orthotics & Prosthetics, Inc. (4) (5)	Delaware
The following are wholly-owned subsidiaries of HPO, Inc.	Delaware
Advanced Orthopedic Technologies, Inc. (6)	Nevada
Advanced Orthopedic Technologies (Clayton), Inc.	New Jersey
Hanger Prosthetics & Orthotics Holdings, Inc. (6)	Delaware
Hanger Prosthetics & Orthotics West, Inc.	California
Hanger Prosthetics & Orthotics East, Inc.	Delaware
The following are wholly-owned subsidiaries of
Hanger Prosthetics & Orthotics West, Inc.	California
AD Craig Company	California
Progressive Orthopedic	California
NWPO Associates, Inc.	Washington
Advanced Bio-Mechanics, Inc.	California
The following are wholly-owned subsidiaries of
Hanger Prosthetics & Orthotics East, Inc.	Delaware
E.A. Warnick-Pomeroy Co., Inc.	Pennsylvania
Frank J. Malone & Son, Inc.	Pennsylvania
Meadowbrook Orthopedics, Inc.	Michigan
Medical Arts O&P Services, Inc.	Wisconsin
Orthotic & Prosthetic Rehabilitation Technologies, Inc.	Florida
University Orthotic & Prosthetics Consultants, Ltd. (5)	Pennsylvania

(1) Hanger Orthopedic Group, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.

(2) On March 1, 2004, Hanger Orthopedic Group, Inc. formed and became the sole member of Linkia, LLC, a Maryland limited liability company.

(3) Limited Liability Company

(4) On January 26, 2004, Hanger Prosthetics & Orthotics, Inc. acquired the following corporations:

Name	State/Country of Incorporation
Rehab Designs of America Corporation	Delaware
Rehab Designs of Texas, Inc.	Kansas
Rehab Designs of Colorado, Inc.	Colorado
Rehab Designs of Wisconsin, Inc.	Kansas
Certified Orthotic and Prosthetic Associates, Inc.	Missouri

(5) On March 8, 2004, Hanger Prosthetics & Orthotics, Inc. acquired The Brace Shop Prosthetic Orthotic Centers, Inc., an Ohio corporation.

(6) Effective December 31, 2003, Advanced Orthopedic Technologies, Inc. and Hanger Prosthetics & Orthotics Holdings, Inc. were merged into HPO, Inc. Also effective that date, University Orthotic & Prosthetics Consultants, Ltd. was merged into Hanger Prosthetics & Orthotics East, Inc.